Exhibit 10.18

VIRGIN AMERICA INC.

NOTICE OF GRANT OF RESTRICTED STOCK UNIT AWARD

Virgin America Inc. (the “Company”) hereby grants to             (“Participant”) an award (“Award”) of Restricted Stock Units (“RSUs”), subject to the terms and conditions of the Company’s 2005 Stock Incentive Plan (the “Plan”), the attached Restricted Stock Unit Award Agreement (hereinafter “RSU Agreement”), and the following terms and conditions of this Notice of Grant of Restricted Stock Unit Award (“Notice of Grant”). Capitalized terms not defined herein shall have the same meanings as in the Plan.

Number of RSUs:	(each covering one share of Class G Common Stock (the “Shares”))

Date of Initial Approval of Grant:

Date of Issuance:

Expiration Date:	The date on which settlement of all RSUs granted hereunder occurs, with earlier expiration upon the earlier of date of Participant’s termination of Employment.

Vesting Schedule: Subject to Participant’s continued Employment on such date, Shares subject to the RSUs will vest upon the earlier to occur thereafter of the following: (i) a Change in Control (as defined in the Plan)) at a price per share of the Company’s Class G Common Stock of at least $4.00 or (ii) the later to occur of (A) April 1, 2015 or (B) if the Company’s Class G Common stock is publicly traded, the date on which the Company’s Class G Common Stock price exceeds and has exceeded $4.00 on a daily moving-average basis for the past ninety (90) days following the expiration of any underwriter’s lock-up period.

Settlement/Distribution Schedule: Subject to adjustment to avoid adverse taxation under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), within thirty (30) days following the occurrence of the Vesting Event, the RSUs that have thereby vested per the applicable schedule above will be distributed and settled. Settlement of RSUs shall be in Shares.

Participant acknowledges that the vesting of the RSUs pursuant to this Notice of Grant is earned only by being in continuous Employment at the time the other applicable vesting conditions are satisfied. Participant understands that Employment with the Company is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice of Grant or this RSU Agreement changes the at-will nature of that relationship. Participant also understands that this Notice of Grant is subject to the terms and conditions of the Plan and the RSU Agreement, attached hereto and incorporated herein by reference. Participant represents that the Shares will be acquired for Participant’s own account and not with a view to, or for sale in connection with, any distribution of the Shares.

PARTICIPANT	VIRGIN AMERICA INC.
Signature:	By:

Print Name:

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VIRGIN AMERICA INC.

RESTRICTED STOCK UNITS AWARD AGREEMENT

Participant has been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Notice of Restricted Stock Unit Grant (“Notice of Grant”) and this Restricted Stock Units Award Agreement (the “Agreement”).

1. No Stockholder Rights. Unless and until such time as shares of Class G Common Stock (the “Shares”) are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right to dividends or to vote such Shares.

2. Dividend Equivalents. Dividends, if any (whether in cash or Shares), shall not be credited to Participant.

3. No Transfer. The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of by Participant.

4. Termination. If Participant’s Employment terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate.

5. Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice of Grant and this Agreement. Participant: (i) acknowledges receipt of a copy of the Notice of Grant, (ii) acknowledges receipt of a copy of the Plan, (iii) represents that Participant has carefully read and is familiar with the provisions of the Notice of Grant, this Agreement and the Plan, and (iv) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Notice of Grant, this Agreement and the Plan.

6. Withholding of Tax/U.S. Tax Consequences. When the RSUs are settled the fair market value of the Shares is treated as income subject to withholding by the Company for income and employment taxes. The Company shall withhold an amount equal to the tax due on the settlement of the RSUs by either (i) withholding a number of Shares with a fair market value (determined on the date the Shares are issued) equal to the minimum dollar amount the Company is required to withhold for taxes or (ii) arranging a “sale to cover” for any withholding due. Participant should consult Participant’s personal tax advisor for more information on the actual and potential tax consequences.

7. Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

8. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

9. Governing Law; Severability. The Notice of Grant, this Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. The Notice of Grant and this Agreement are governed by Delaware law except for that body of law pertaining to conflict of laws. If any provision of the Notice of Grant or this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

10. Legend on Certificates. The certificates representing the Shares issued shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable, in its complete discretion, required under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

By Participant’s signature and the signature of the Company’s representative on the Notice of Grant, Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Notice of Grant, this Agreement and the Plan. Participant has reviewed the Notice of Grant, this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Notice of Grant, this Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Notice of Grant and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address.

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